EXHIBIT 23
                                                                      Consent of
                                                        Lazar Levine & Felix LLP

                                  August 8, 2006


Business Development Solutions, Inc.
c/o Shixin Enterprise Application Software (Shanghai) Co., Ltd.
28/F., Citigroup Tower
33 Huanyuanshiqiao Road, Pudong
Shanghai, People's Republic of China  200120


Gentlemen:

         We hereby consent to the use in Business Development Solutions, Inc.'s (formerly AMCO Transport Holdings, Inc.) annual report on Form 10-KSB for the period ending December 31, 2005, of our report, dated May 4, 2005, relating to our audit of the financial statements of AMCO Transport Holdings, Inc., as of and for the year ended December 31, 2004 which is contained in that annual report.

                                          Very truly yours,


                                          /S/ LAZAR LEVINE & FELIX LLP
                                          -------------------------------
                                          LAZAR LEVINE & FELIX LLP
                                          New York, New York